UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 19, 2009

(Date of earliest event reported)

NEEMA INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-136027 (Commission File Number)	20-4126700 (IRS Employer Identification No.)

421 9TH STREET, MANHATTAN BEACH, CALIFORNIA 90266

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (310) 374-9382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On May 19, 2009, the Registrant received a letter from the British Columbia Securities Commission (the “BCSC”) informing the Registrant that pursuant to BCI 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets (“BCI 51-509”) the BCSC considers the Registrant to be a reporting issuer in British Columbia. The letter indicates that as a reporting issuer in British Columbia the Registrant has failed to file certain reports as required under Part 7 of Canadian National Instrument 51-102 Continuous Disclosure Obligations. As a consequence, the Executive Director of the BCSC has issued a cease trade order for the Registrant’s securities until such time as the Registrant files the required reports and the Executive Director revokes the order. The Registrant disagrees with the BCSC’s determination that it is subject to BCI 51-509. The Registrant is diligently working to resolve this issue.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEEMA INC. (Registrant)

Dated: May 26, 2009	By: /s/ David Brow David Brow President, Chief Executive Officer and Chief Financial Officer